UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 31, 2005

COMSYS IT PARTNERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13956	56-1930691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1800

Houston, Texas 77027

(Address of Principal Executive Offices) (Zip Code)

(713) 386-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2005, COMSYS IT Partners, Inc. (the “Company”) and its subsidiaries entered into (i) a Consent and Fifth Amendment to Credit Agreement (the “Amendment to First Lien Credit Agreement”) by and among COMSYS Services LLC (“COMSYS Services”), COMSYS Information Technology Services, Inc. (“CITS”), the Company, PFI Corp., Pure Solutions, Inc. (“Pure Solutions”), COMSYS Services, acting in its capacity as borrowing agent and funds administrator for the Borrowers, the lenders party to the Credit Agreement, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, as administrative agent, Sole Bookrunner and Sole Lead Arranger, ING Capital LLC, as documentation agent and as a Lender, and GMAC Commercial Finance LLC, as syndication agent and as a Lender and (ii) a Consent and Fourth Amendment to Term Loan Credit Agreement (the “Amendment to Second Lien Credit Agreement”) by and among COMSYS Services, CITS, the Company, PFI Corp., Pure Solutions, COMSYS Services, acting in its capacity as borrowing agent and funds administrator for the Borrowers, the lenders party to the Credit Agreement, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as administrative agent, and NexBank, SSB, formerly known as Heritage Bank, SSB, a Texas-chartered Savings Bank, as Collateral Agent. The Amendment to First Lien Credit Agreement amends that certain Credit Agreement dated as of September 30, 2004, as amended, and the Amendment to Second Lien Credit Agreement amends that certain Term Loan Credit Agreement dated as of September 30, 2004, as amended. Each of the Amendment to First Lien Credit Agreement and the Amendment to Second Lien Credit Agreement provides for the consent of the lenders thereunder to the acquisition by CITS of Pure Solutions, an information technology services company with operations in northern California, and modifications to certain covenants. The Amendment to First Lien Credit Agreement also provides for an increase in the Company’s maximum borrowings permitted under such credit agreement from $100 million to $105 million.

The foregoing descriptions of the Amendment to First Lien Credit Agreement and Amendment to Second Lien Credit Agreement are qualified in their entirety by the full text of the documents attached hereto as exhibits and incorporated by reference in this Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01 of this Report, the Company entered into the Amendment to First Lien Credit Agreement which, among other things, increased its maximum borrowings permitted under the credit facility from $100 million to $105 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Consent and Fifth Amendment to Credit Agreement by and among COMSYS Services LLC, COMSYS Information Technology Services, Inc., COMSYS IT Partners, Inc., PFI Corp., Pure Solutions, Inc., COMSYS Services LLC, acting in its capacity as borrowing agent and funds administrator for the Borrowers, the lenders party to the Credit Agreement, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, as administrative agent, Sole Bookrunner and Sole Lead Arranger, ING Capital LLC, as documentation agent and as a Lender, and GMAC Commercial Finance LLC, as syndication agent and as a Lender

10.2	Consent and Fourth Amendment to Term Loan Credit Agreement by and among COMSYS Services LLC, COMSYS Information Technology Services, Inc., COMSYS IT Partners, Inc., PFI Corp., Pure Solutions, Inc., COMSYS Services LLC, acting in its capacity as borrowing agent and funds administrator for the Borrowers, the lenders party to the Credit Agreement, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as administrative agent, and NexBank, SSB, formerly known as Heritage Bank, SSB, a Texas-chartered Savings Bank, as Collateral Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.

Date: November 4, 2005	By:	/s/ Joseph C. Tusa, Jr.
	Name:	Joseph C. Tusa, Jr.
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Consent and Fifth Amendment to Credit Agreement by and among COMSYS Services LLC, COMSYS Information Technology Services, Inc., COMSYS IT Partners, Inc., PFI Corp., Pure Solutions, Inc., COMSYS Services LLC, acting in its capacity as borrowing agent and funds administrator for the Borrowers, the lenders party to the Credit Agreement, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, as administrative agent, Sole Bookrunner and Sole Lead Arranger, ING Capital LLC, as documentation agent and as a Lender, and GMAC Commercial Finance LLC, as syndication agent and as a Lender

10.2	Consent and Fourth Amendment to Term Loan Credit Agreement by and among COMSYS Services LLC, COMSYS Information Technology Services, Inc., COMSYS IT Partners, Inc., PFI Corp., Pure Solutions, Inc., COMSYS Services LLC, acting in its capacity as borrowing agent and funds administrator for the Borrowers, the lenders party to the Credit Agreement, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as administrative agent, and NexBank, SSB, formerly known as Heritage Bank, SSB, a Texas-chartered Savings Bank, as Collateral Agent